John Deere Owner Trust 2001	Exhibit 99.1
Statement to Certificateholder

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

Payment Date:	15-Jul-02

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$6,517,385.62
per $1,000 original principal amount:	$23.19
(b) A-2 Notes:	$18,811,057.79
per $1,000 original principal amount:	$93.12
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) Certificates:	$986,822.47
per $1,000 original principal amount:	$28.25
(f) Total:	$26,315,265.88

(2) Amount of interest being paid or distributed:

(a) A-1 Notes:	$11,101.28
per $1,000 original principal amount:	$0.04
(b) A-2 Notes:	$430,933.33
per $1,000 original principal amount:	$2.13
(c) A-3 Notes:	$855,750.00
per $1,000 original principal amount:	$2.72
(d) A-4 Notes:	$310,716.00
per $1,000 original principal amount:	$3.15
(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(f) Total:	$1,608,500.61

(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$183,188,942.21
(ii) A-2 Note Pool Factor:	0.9068760
(c) (i) outstanding principal amount of A-3 Notes:	$315,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$98,640,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) Certificate Balance	$23,253,075.67
(ii) Certificate Pool Factor:	0.6655944

(4) Note Value at end of related Collection Period:	$620,082,017.90

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$610,397,733.31

(6) Amount of Servicing Fee:	$530,504.86
per $1,000 original principal amount:	0.5694704

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$16,302,577.00
Specified Reserve Account Balance:	$16,302,577.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$112,925.74

(11) Amount of Payments that are more than 60 days past due:	$2,020,029.00